Exhibit 4.6

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO PROLOGIS YEN FINANCE LLC (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. Bank Europe DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. R-1	¥8,900,000,000
ISIN No.: XS3401959146
COMMON CODE: 340195914
CUSIP No.: 74346G BC5

PROLOGIS YEN FINANCE LLC
3.905% NOTES DUE 2041

PROLOGIS YEN FINANCE LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of EIGHT billion NINE hundred million yen (¥8,900,000,000) on December 13, 2041 and to pay interest on the outstanding principal amount thereon at the rate of 3.905% per annum, until the entire principal hereof is paid or made available for payment.

Interest shall accrue from and including June 11, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and be payable semi-annually in arrears on June 11 and December 11 of each year, commencing on December 11, 2026. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the May 27 or the November 26 (whether or not a Yen Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Yen Business Day, the required payment shall be made on the next Yen Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Yen Business Day. For purposes of the notes, “Yen Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, the City of London or the City of Tokyo are authorized or required by law, regulation or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in St. Paul, Minnesota, initially the corporate trust office of the Paying Agent, located at 111 Fillmore Ave. East, St. Paul, Minnesota 55107, in yen.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in yen. If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Securities shall be made in U.S. Dollars until the yen is again available to the Company. In such circumstances, the amount payable on any date in yen will be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Yen Business Day prior to the relevant payment date, or if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Yen Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of this Security so made in U.S. Dollars shall not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of yen as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 25, 2018 (herein called the “Base Indenture”), among the Company, Prologis, L.P. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the first supplemental indenture, dated as of September 25, 2018 (together with the Base Indenture, the “Indenture”), among the Company, the Parent Guarantor, the Trustee, Transfer Agent, Paying Agent (which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part) and Security Registrar, to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

On or after September 13, 2041 (the “Par Call Date”), the Securities of this series may be redeemed in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) not more than 60 nor less than 10 days prior to the date fixed for redemption to each Holder to be redeemed at its registered address. The notice of redemption for the Securities shall state, among other things, the amount of the Securities to be redeemed, the Redemption Date, the Redemption Price and the place or places that payment will be made upon presentation and surrender of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, interest will cease to accrue on any series of notes that have been called for redemption at the Redemption Date.

If less than all of the Securities are to be redeemed at the Company’s option, the Company will notify the Trustee at least 45 days prior to the Redemption Date, or any shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of the Securities to be redeemed and the Redemption Date. The Trustee will select, in accordance with the rules and procedures of Euroclear and Clearstream (or their respective successors), the Securities to be redeemed. The Securities may be redeemed in part in the minimum authorized denomination for the Securities or in any integral multiple of such amount.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after June 4, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become or there is a substantial probability that the Company will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 15 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for in the Officers’ Certificate dated June 11, 2026 pursuant to the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium or Redemption Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and premium or Redemption Price, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of ¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, member, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “ISIN,” “Common Code” and “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such ISIN, Common Code and CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS YEN FINANCE LLC

By:
Name: David Malinger
Title: Senior Vice President and
Assistant Secretary

Attest

By:
Name: Jessica Polgar
Title: Assistant Secretary

Dated: June 11, 2026

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK trust company, NATIONAL ASSOCIATION, as trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)

the within-mentioned Security of Prologis Yen Finance LLC and ______________ hereby does irrevocably constitute and appoint  ___________ Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated: ___________________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

GUARANTEE

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 3.905% Notes due 2041 (the “Yen Note”) issued by Prologis Yen Finance LLC (the “Company”) under an Indenture, dated as of September 25, 2018 (together with the First Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, L.P., as parent guarantor, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee thereunder (the “Trustee”), transfer agent, paying agent and security registrar, (a) the full and prompt payment of the principal of and premium or Redemption Price, if any, on such Yen Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Yen Note when and as the same shall become due and payable, according to the terms of such Yen Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Yen Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Yen Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Yen Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Yen Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Yen Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Yen Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Yen Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Yen Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Yen Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Yen Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Yen Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Yen Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Yen Note.

An Event of Default under the Indenture or the Yen Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Yen Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Yen Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the Yen Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: June 11, 2026

PROLOGIS, L.P.
By: Prologis, Inc., its general partner

By:
Name:
Title:

13